UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 26, 2018

SunTrust Banks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 Peachtree Street, N.E., Atlanta, Georgia		30308
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code	(800) 786-8787

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On January 19, 2018, SunTrust Banks, Inc. (the “Company”) furnished to the Securities and Exchange Commission (the “Commission”) a copy of a news release announcing the Company’s results for the quarter ended December 31, 2017 as Exhibit 99.1 to a current report on Form 8-K. The Company is filing this current report on Form 8-K for the purpose of causing portions of such news release to be deemed filed with the Commission and thereby incorporated into certain registration statements. The portion of the January 19, 2018 news release that the Company is filing with the Commission is attached hereto as Exhibit 99.1, and Exhibit 99.1 to this current report is incorporated herein by reference. The Company’s capital ratios are estimated as of the date of this filing and have been updated since the January 19, 2018, earnings release. All information in Exhibit 99.1 is provided as of the date thereof, and the Company does not assume any obligation to update said information in the future.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

99.1	Financial data as of December 31, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC.
(Registrant)

Date:	January 26, 2018	By: /s/ R. Ryan Richards
R. Ryan Richards, Senior Vice President, Controller